EXHIBIT 23.1

CBIZ CPAs P.C. 600 Anton Boulevard Suite 1600 Costa Mesa, CA 92626 P: 949.236.5600

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333269545, 333-274080, 333-278967 and 333-281957), Form S-3 (File Nos. 333-260655, 333-273209, 333284360, 333-268800, 333-288214, and 333-291562), and Form S-8 (File Nos. 333-267441, 333-273208, 333-283267, 333-290845, and 333-290846) of our report dated March 31, 2026, with respect to the consolidated financial statements of Edible Garden AG Incorporated included in this Annual Report on Form 10-K for the year ended December 31, 2025.

Costa Mesa, CA

March 31, 2026